As filed with the Securities and Exchange Commission on June 21, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GAXOS.AI INC.

(Exact name of registrant as specified in its charter)

Delaware	87-3288897
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

101 Eisenhower Pkwy, Suite 300 Roseland, NJ	07068
(Address of principal executive offices)	(Zip Code)

Gaxos.ai Inc. 2022 Equity Incentive Plan

(Full title of the plan)

Vadim Mats
Chief Executive Officer
Gaxos.ai Inc.

101 Eisenhower Pkwy, Suite 300, Roseland, NJ 07068

(Name and address of agent for service)

(973) 275-7428

(Telephone number, including area code, of agent for service)

With a copy to:

Richard Friedman, Esq.

Ashton Wiebe, Esq.

Sheppard, Mullin, Richter & Hampton LLP

30 Rockefeller Plaza

New York, NY 10112-0015

Phone: (212) 634-3031

Fax: (212) 655-1729

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒
	Smaller reporting company ☒	Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, Gaxos.ai Inc, a Delaware corporation (the “Registrant”), is filing this registration statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) to register 95,304 additional shares of common stock, par value $0.0001 per share (the “Common Stock”), available for issuance under the Registrant’s 2022 Equity Incentive Plan (the “2022 Plan”). The number of shares of Common Stock available for issuance under the 2022 Plan may be increased each January 1st of every calendar year starting on March 30, 2022 and ending on January 1, 2032 by an amount equal to the lesser of (a) 5.0% of the Company’s outstanding Common Stock (on an as-converted basis, which shall include Shares issuable upon the exercise or conversion of all outstanding securities or rights convertible into or exercisable for Shares, including without limitation, preferred stock, warrants and employee options to purchase any Shares) on the final day of the immediately preceding calendar year and; and (b) a lesser amount determined by the Company’s board of directors, provided that shares of Common Stock issued under the 2022 Plan with respect to an exempt award, as defined in the 2022 Plan, shall not count against such share limit (the “Evergreen Provision”).

The Registrant previously filed with the Commission a registration statement on Form S-8 on April 21, 2023 (Registration No. 333-271383) (the “Prior Registration Statement”), registering shares of common stock issuable under the 2022 Plan. This Registration Statement relates to securities of the same class as those to which the Prior Registration Statement relates and is submitted in accordance with General Instruction E of Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference and made part of this Registration Statement, except for Items 3 and 8, which are being updated by this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed by the Company with the Securities and Exchange Commission (“SEC”) pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

●	The Company’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on March 27, 2024;

●	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 filed with the SEC on May 14, 2024;

●	The Company’s Current Reports on Form 8-K filed with the SEC on January 10, 2024; January 10, 2024; February 28, 2024; March 11, 2024, March 13, 2024; March 15, 2024 and March 20, 2024 (except for any portions of such Current Reports on Form 8-K furnished pursuant to Item 2.02 and/or Item 7.01 thereof and any corresponding exhibits thereto not filed with the SEC);

●	The Company’s definitive proxy statement on Schedule 14A for the Company’s special meeting of stockholders filed with the SEC on January 23, 2024 and amended on January 25, 2024;

●	The description of the Company’s common stock contained in Exhibit 4.1 to its Annual Report on Form 10-K for the year ended December 31, 2023 (File No. 001-41620) filed with the SEC on March 27, 2024, under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendments or reports filed for the purpose of updating such description; and

●	All other reports and documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 8. EXHIBITS.

See the attached Exhibit Index on the page immediately following the signature pages hereto, which is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Roseland, New Jersey, on the 21st day of June, 2024.

GAXOS.AI INC.

By:	/s/ Vadim Mats
Vadim Mats
Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Vadim Mats as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Vadim Mats	Chief Executive Officer (Principal Executive Officer)	June 21, 2024
Vadim Mats

/s/ Steven Shorr	Chief Financial Officer	June 21, 2024
Steven Shorr	(Principal Financial and Accounting Officer)

/s/ Adam Holzer	Director	June 21, 2024
Adam Holzer

/s/ Alex Kisin	Director	June 21, 2024
Alex Kisin

/s/ Scott Grayson	Director	June 21, 2024
Scott Grayson

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EXHIBIT INDEX

Exhibit Number	Description
4.1	Gaxos.ai Inc. 2022 Equity Incentive Plan (Incorporated by reference to Exhibit 10.3 to the Company’s Registration Statement on Form S-1/A filed with the SEC on February 8, 2023).
5.1*	Opinion of Sheppard, Mullin, Richter & Hampton LLP
23.1*	Consent of Salberg & Company PA
23.2*	Consent of D. Brooks and Associates CPAs, P.A.
23.3	Consent of Sheppard, Mullin, Richter & Hampton LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page)
107*	Filing Fee Table

*	Filed herewith

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